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                                                                    EXHIBIT 15



                   LETTER RE: UNAUDITED FINANCIAL INFORMATION



Board of Directors and Shareholders
TRW Inc.

We are aware of the incorporation by reference in the following registration statements and in the related prospectuses of our report dated April 19, 2000 relating to the unaudited consolidated interim financial statements of TRW Inc. that is included in its Form 10-Q for the quarter ended March 31, 2000:

                        Form S-4                  333-83227
                        Form S-3                  333-89133
                        Form S-3                  333-48443
                        Form S-8                  333-36052
                        Form S-8                  333-27003
                        Form S-8                  333-27001
                        Form S-8                  333-20351
                        Form S-8                  333-06633
                        Form S-8                  333-03973
                        Form S-8                   33-53503
                        Form S-8                   33-29751
                        Form S-8                    2-90748
                        Form S-8                    2-64035




                                                /s/ Ernst & Young LLP

May 4, 2000
Cleveland, Ohio